AGREEMENT REGARDING EFFECTIVENESS

This Agreement Regarding Effectiveness (this "Agreement"), dated as of December 19, 2001, is by and among Murdock Communications Corporation, an Iowa corporation ("Murdock"), MCC Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Murdock ("Merger Sub"), and Polar Molecular Corporation, a Delaware corporation ("Polar") (Murdock, Merger Sub and Polar are referred to herein collectively as, the "Parties").

1. Each of the Parties are party to that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"). Capitalized terms used in this Agreement and otherwise not defined shall have the meaning set forth in the Merger Agreement.

2. Notwithstanding the fact that each of the Parties has duly executed the Merger Agreement, the Parties do hereby acknowledge and agree that the Merger Agreement shall not be deemed by any of the Parties to have been duly delivered and shall not by any means become effective unless and until Polar receives a minimum of $300,000 from the sale of its convertible debt securities or otherwise raises $300,000 (the "Effectiveness Condition").

3. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first set forth above.

MURDOCK  COMMUNICATIONS  CORPORATION


By:______________________________
   Name:_________________________
   Title:________________________


MCC  MERGER  SUB  CORPORATION


By:______________________________
   Name:_________________________
   Title:________________________


POLECULAR  MOLECULAR  CORPORATION


By:______________________________
   Name:_________________________
   Title:________________________




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